Exhibit 99.1

NDC Plaza

Atlanta, GA 30329-2010

404-728-2000

For Immediate Release

NDCHealth Announces Organizational Change

ATLANTA, September 22, 2004 – NDCHealth Corporation (NYSE: NDC) today announced that Charles W. Miller, president, has accepted the position of senior executive vice president, corporate initiatives, as he attends to certain personal health matters. Effective immediately, Mr. Miller’s general management and operating responsibilities have been assumed by Walter M. Hoff, chairman and chief executive officer, and Lee Adrean, chief financial officer.

About NDCHealth

NDCHealth is uniquely positioned in healthcare as a leading provider of point-of-care systems, electronic connectivity and information solutions to pharmacies, hospitals, physicians, pharmaceutical manufacturers and payers.

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Contact:

Robert Borchert

404-728-2906

robert.borchert@ndchealth.com